                                                                    EXHIBIT 10.4


                      SNELL ARCADE BUILDING (RETAIL) LEASE

THIS LEASE AGREEMENT made and entered into as of this 15th day of May, 1996, by and between:

                   SNELL ARCADE LIMITED COMPANY ("LANDLORD"),
                 AND BANKERS INSURANCE GROUP, INC., ("TENANT").

Landlord and Tenant, for keeping their respective obligations, and by the exchange of valuable consideration, agree to the following terms:

Landlord has the authority to enter into this lease, and holds fee simple ownership of the land and building located at 405 Central Avenue, St. Petersburg, Pinellas County, Florida 33701, known as The Snell Arcade Building (the "Building").

1. PREMISES. Landlord leases to Tenant and Tenant hereby leases from Landlord the real property, on the FIRST FLOOR AND LOWER LEVEL of the Building, as indicated on the attached plan of the space marked Exhibit "A" ("Premises"). Premises will encompass the area of approximately 6,644 gross square feet, approximately 3,450 square feet on the First Floor and 3,194 square feet on the Lower Level, each on a horizontal plane between demising walls including exterior glass surfaces, and vertically between the structural (concrete) floor and ceiling.

2. COMMENCEMENT DATE and TERM. The "Term" of this lease shall begin MAY 15, 1996 (the "Commencement Date") and end on MAY 31, 1998. The Tenant shall have the option of two (2) one (1) year renewals. Tenant shall notify the Landlord of its intent to exercise its option six (6) months prior to the expiration of each term.

3. LANDLORD'S WORK. To prepare the Premises for Tenant's occupancy, Landlord shall provide interior improvements as follows:

        SPACE WILL BE PROVIDED "AS IS" WITH NO IMPROVEMENTS WHATSOEVER.

4. TENANT'S WORK. Tenant may make non-structural modifications to the Premises for the installation of personal property or to construct additional interior improvements at Tenant's sole risk and expense, provided Tenant obtains Landlord's written permission prior to the installation. Landlord's permission shall not be unreasonably withheld or delayed. Tenant's work shall be completed in a workmanlike manner and in full compliance with governmental authorities regulations. Landlord assumes no responsibility for Tenant, Tenants agents, employees, personal property of contractors for injury sustained in or damage to the Premises. Tenant's work shall become the property of the Landlord, except that relocated partitions which Tenant might install will remain Tenant's property and that Tenant shall have the right to remove the partitions so long as Tenant repairs any damages caused by such removal.

5. RENT. Tenant shall pay Landlord monthly beginning on May 15, 1996 rent in the amount of $2,491.50 plus 7% sales tax in equal installments monthly for 36 months on the first of each month, without setoff or deduction and without demand. Beginning on June 1, 1999, if the Tenant exercises its option for an additional year, rent shall be $2,657.60 plus 7% sales tax per month for twelve (12) months. Beginning on June 1, 2000, if the Tenant exercises its second option for an additional year, rent shall be $2,768.33 plus 7% sales tax per month for twelve (12) months.


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6.  SECURITY DEPOSIT. $2,491.50 to be paid at lease signing. The security deposit is pledged by Tenant to secure the faithful performance of this lease. If there are no lease defaults by Tenant during the Term, the full deposit shall be credited to Tenant's last month rent, and any remainder returned immediately to Tenant after Lease termination and Premises are surrendered in satisfactory condition to Landlord.

7. UTILITIES and SERVICES PROVIDED BY LANDLORD. Services provided to Tenant shall be of a quantity and quality consistent with Class "A" downtown office buildings in St. Petersburg, Florida.

    (a) Landlord shall make available, 24 hours a day each day, seven days per week: (1) water for cooking, washing, drinking and ordinary lavatory purposes in the Building common areas or Premises; (2) elevator service;
        (3) electricity for power receptacles and lights in the common areas of the Building; (4) electricity in a reasonable amount to serve the Premises lighting fixtures and power outlets, but not including kitchen equipment.

    (b) Landlord shall provide air conditioning to the Premises and Building common areas during "Normal Operating Hours" defined as: Monday through Friday 7:00 AM until 8:30 PM and Saturday 7AM through Noon excepting holidays. Additional air conditioning shall be provided at times other than Normal Operating Hours" upon reasonable prior notice at a cost to Tenant of $25.00 per hour.

    (c) Landlord shall provide pest control services bimonthly and "as needed", unless requested otherwise by Tenant.

    (d) Landlord shall make available to Tenant the men's and women's bathrooms on the second floor.

8. INTERRUPTION OF SERVICES. Landlord cannot warrant that the utilities and services above will be free of interruption by reason of repairs, strikes, reason of law, or causes beyond the reasonable control of the Landlord. Interruptions shall not be deemed an eviction or render the Landlord liable for damages by abatement of Rent or otherwise.

9. TENANTS EXPENSES. Tenant will pay the following to others, not the Landlord, and not included in Rent:

    (a) janitorial services, telephone installation, repair and service.

    (b) charges for labor, services, materials and taxes used in connection with any improvements or repairs to the Premises which are undertaken by Tenant as Tenant's Work or otherwise.

    (c) ad valorem and excise taxes imposed by law on Tenant's business.

10. RESPONSIBILITIES OF LANDLORD. Landlord shall maintain the Building in good condition, order, and repair including: common areas, the foundation, roof, exterior walls, elevators, the plumbing system, air-conditioning, electrical, lighting, fire alarm and sprinkler systems; and in the Premises: electrical devices and lighting fixtures, systems and facilities located in or serving the Premises provided, however, Tenant shall reimburse Landlord upon demand for all maintenance or repairs necessitated by the negligent, intentional, or wrongful act of Tenant.




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11. RESPONSIBILITIES OF TENANT.

    (a) Tenant shall comply with Building rules and regulations that may be issued by Landlord from time to time.

    (b) Tenant shall maintain its Premises in a clean and sanitary condition, and in good repair including doors, walls, ceilings, floors, carpeting, windows, interior and exterior glass, and draperies. If Tenant fails to perform any maintenance required, Landlord may perform same on Tenant's behalf and Tenant shall reimburse Landlord, upon demand, for all costs and expenses incurred together with interest thereon at the highest rate permitted by law until paid. Reasonable wear and tear are excepted from the provisions of this Paragraph.

    (c) Tenant shall not waste utilities or services supplied by Landlord.

    (d) Tenant shall be responsible for all storefront plate glass.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease, nor sublet the Premises, without the express written permission of the Landlord, which consent shall not be unreasonably withheld. The Premises may be occupied by any of Tenant's affiliates and subsidiaries. The Lease may be assigned to any of Tenant's affiliates or subsidiaries without the prior written permission of the Landlord; provided that no such assignment shall relieve Tenant from its obligations under the Lease.

13. PERSONAL PROPERTY. Personal property placed in the Building or Premises shall be at the sole risk of its owner and Tenant. Landlord shall not be liable for any damage to personal property, or to the Tenant arising from the bursting or leaking or water pipes, or from any act of negligence of any person.

14. SIGNS. Tenant may install signs (illuminated or otherwise) that are visible from the exterior of the Premises or the Building provided they are "to Code" and do not harm or deface any architectural portion or element of the building. Signs shall be of a type that conform to the decor of the Building and shall be subject to Landlord's approval. Tenant may use the 3 under canopy signs at Tenants Central Avenue street frontage if Tenant shall maintain the same.

15. USE AND COMPLIANCE WITH LAWS. Tenant agrees to use the Premises as office space, and to promptly comply with all laws, of federal, state, county and Underwriters Association for the prevention of fires.

16. CASUALTY. In the event the Premises shall be destroyed or significantly damaged by fire or other casualty during the Term of this lease where part or all of the Premises cannot used to perform Tenant's business in a normal manner, then:

    (a) if the damage can be substantially repaired within 14 days, Landlord shall restore the Premises (exclusive of Tenant's fixtures, equipment, signs, Tenant's Work, and personal property) by repairs or reconstruction and reasonably render the Premises in as good condition as existed prior to such damage. Tenant shall be relieved from paying Rent on the amount of the Premises which shall be unusable by Tenant until re-occupying the Premises.

    (b) if it is determined by the Landlord that the Premises cannot be substantially repaired within 14 days, Landlord and Tenant will negotiate a cancellation or continuance of this lease until the Premises is repaired and reasonably rendered in as good


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        condition as existed prior to the damage. Tenant shall be relieved from paying Rent until re-occupying the Premises.

    As used herein, the term "casualty" means fire, hurricane, flood, tornado, rain, wind, sinkhole, or other act of God, riot, civil commotion, or other acts of a public enemy; and theft, vandalism, or other criminal or tortuous acts of third parties; and other hazards necessitating significant repairs to the Premises, not occasioned in whole or in part by any act or omission of Tenant.

17. LIENS PROHIBITED. Tenant shall not permit any liens to attach to any interest in the Premises or the Building.

18. ADDITIONAL RENT. In the event that Landlord shall take legal action to recover any sum due and shall obtain a judgment in its favor, Landlord shall be entitled to recover all costs and expenses incurred, including reasonable attorneys' fees.

    (a) In addition to other remedies available to Landlord, if Rent due on the 1st of any month is not paid by the 10th fifth of that month, Tenant shall pay a late fee of 1% per month until the Rent is paid.

    (b) If Tenant causes extra Landlord services to be used, such as the extra power used by refrigeration, cooking, or extra lighting, the additional costs will be passed on to Tenant.

19. ENTRY. Tenant agrees to permit Landlord entry to the Premises during the Term of this lease, upon reasonable notice, for the purpose of inspecting or making repairs, and within ninety (90) days prior to lease termination for the purpose of showing the Premises to prospective tenants. Landlord shall have the right to deny Tenant entry into, and use of the Premises, if Tenants Rent is more than 1 month past due, until Rent and additional rent is paid.

20. LIABILITY. Landlord shall not be liable to Tenant for any damages or injuries to the property of Tenant or to the persons or property of Tenant's officers, agents, employees, or invitees occasioned by or due to Building or Premises defects, other than caused by a negligent act of the Landlord. Tenant agrees that it will procure and maintain for the Term, public liability insurance, in form and coverage satisfactory to Landlord, written by an insurance company authorized to engage in the business of general liability insurance in the State of Florida, protecting Landlord, Landlords mortgagee and Tenant against claims for injury to persons or property occurring in the Premises, with Landlord and Landlord's mortgagee as additional insureds, as their respective interests shall appear. The policy shall have a combined single limit for personal injury and property damage of not less than One Million Dollars ($1,000,000) with respect to injuries, death, or damages in any one occurrence, and shall require thirty (30) days written notice to Landlord prior to any cancellation or modification. If requested by Landlord, Tenant shall deliver a certificate of such insurance to Landlord. Should Tenant fail to furnish evidence of insurance, Landlord may, in addition to exercising any of its other rights, obtain insurance and the premiums shall be reimbursed to Landlord on demand.

21. NOTICES. Any notice required under this lease or by law shall be in writing and shall be deemed to have been delivered when mailed either by overnight courier delivery service or by registered or certified mail, return receipt requested, and addressed to Landlord/Agent Peter C. Fischbach at the Building and to Tenant at the address of the Premises. Such addresses may be changed by written notice to the other in the manner described in this paragraph.


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22. SURRENDER. Upon the expiration or earlier termination of this lease, Tenant shall leave the Premises in good condition, ordinary wear and tear excepted. Tenant shall remove its personal property and then repair any damage caused. Property not removed shall become the property of Landlord.

23. RADON. Pursuant to Section 404.056, Florida Statutes (1990), notification is hereby given to Tenant as follows: "RADON GAS: Radon is a naturally occurring radioactive gas, that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

24. QUIET ENJOYMENT. So long as Tenant pays Rent and fulfills its lease obligations, Tenant may peaceably hold and quietly enjoy the Premises during the Term.

25. The rights of the Landlord and Tenant under this lease shall be cumulative, and failure on the part of either to exercise any rights promptly shall not forfeit other rights. If any provision of this lease shall be invalid, the remainder of this lease shall not be affected.

26. This lease shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the Tenant and Landlord have executed this Agreement, the day above written.


                                      TENANT: BANKERS INSURANCE GROUP, INC.

/s/ Steven Kurcan                     By: /s/ G. Kristin Delano
---------------------------------        ---------------------------------------
Witness                               Title: Corporate Secretary
                                            ------------------------------------
                                      Date: 5-15-96
                                           -------------------------------------
                                      LANDLORD: THE SNELL ARCADE LIMITED COMPANY

                                      By: /s/ Peter C. Fishbach
---------------------------------        ---------------------------------------
Witness                               Title: Managing Member
                                            ------------------------------------
                                      Date: May 15, 1996
                                           -------------------------------------



                       SNELL ARCADE RULES AND REGULATIONS

1. Smoking shall not be permitted in any of the Building common areas, the 2nd floor office common areas (sort of OK inside your own closed office doors), and is strongly discouraged everywhere. Smoking in the open-air Arcade is also OK but not encouraged.

2. Tenants shall be responsible for conserving utilities by not wasting them, and turning off lights and air conditioning when leaving the Premises.


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                                                                     EXHIBIT A
                                                                   (PART 1 OF 2)
                                                                       5/96



                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                            ST. PETERSBURG, FLORIDA









                                  (FLOOR PLAN)

                                                                     EXHIBIT A
                                                                   (PART 2 OF 2)
                                                                        5/96



                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                            ST. PETERSBURG, FLORIDA









                                  (FLOOR PLAN)

                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                         ST. PETERSBURG, FLORIDA 33701



                      INSURANCE MANAGEMENT SOLUTIONS, INC.





     Floor                                    Rentable Area (Square Feet)
     -----                                    ---------------------------

      1                                                3,450
      Basement                                         3,194
                                                       -----
                  Total RSF                            6,644



     * Annual Rent        $29,898.00
     7% Sales Tax           2,092.86
                         -----------
                          $31,990.86


                                  (FLOOR PLAN)

                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                            ST. PETERSBURG, FLORIDA









                                  (FLOOR PLAN)

                                                                     EXHIBIT A
                                                                   (PART 1 OF 2)
                                                                       5/96




                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                            ST. PETERSBURG, FLORIDA









                                  (FLOOR PLAN)

                                                                     EXHIBIT A
                                                                   (PART 2 OF 2)
                                                                        5/96



                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                                   BSMT FLOOR









                                  (FLOOR PLAN)

                                  SNELL ARCADE
                               405 CENTRAL AVENUE
                                   BSMT FLOOR








                                  (FLOOR PLAN)

                                REVISION OF LEASE

         This Revision of Lease ("Revision") is entered into between Snell Arcade Limited Company ("Landlord"), Bankers Insurance Group, Inc. ("Bankers") and Insurance Management Solutions Group, Inc. ("IMSG".)

         WHEREAS, on May 15, 1996, Bankers entered into a Lease of retail office space with Landlord, a copy of said Lease being attached as Exhibit "A" and

         WHEREAS, Bankers desires to assign all of its right, title and interest in the Lease to IMSG" and the Landlord desires to give its consent to such assignment; and

         WHEREAS, the parties desire to modify the terms of the Lease.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration the receipt and value of which are hereby acknowledged, the parties hereto agree as follows:

1.   All payments currently due Landlord under the Lease have been paid in full.

2. Bankers hereby assigns all of its right, title and interest in the Lease to IMSG".

3. IMSG" hereby accepts the assignment of said Lease and agrees to comply with the various terms and conditions of the Lease.

4. Landlord consents to the assignment of the Lease. However, Bankers shall continue to be liable under the Lease.

5. The second sentence of paragraph number 2 of the Lease shall be revised to state "The Tenant shall have the option of four (4) one (1) year renewals."

6. An additional two sentences shall be added to the end of paragraph 5 of the Lease to state Beginning on June 1, 2001, if the Tenant exercises its third option for an additional year, rent shall be $2,906.75 plus 7% sales tax per month for twelve (12) months. Beginning on June 1, 2002, if the Tenant exercises its fourth option for an additional year, rent shall be $3,052.09 plus 7% sales tax per month for twelve (12) months.

7.   The within Revision shall be effective as of January 1, 1998.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in St. Petersburg, Florida on the dates indicated below.

  WITNESSES:                                     "LANDLORD"
                                                 SNELL ARCADE LIMITED CO.

/s/ Steven Kurcan
---------------------------

                                                 BY:  /s/ Peter C. Fishbach
---------------------------                         ---------------------------

                                                 As Its: Managing Member
                                                        -----------------------
                                                 Date:   4/7/98
                                                      -------------------------

WITNESSES:                                       "BANKERS"
                                                 BANKERS INSURANCE GROUP, INC.
/s/ Kyle C. Reynolds
-----------------------------
                                                 By: /s/ G. Kristin Delano
/s/ Erica Rudin                                     ---------------------------
-----------------------------
                                                 As Its: Secretary
                                                        -----------------------
                                                 Date:   4-8-98
                                                      -------------------------


WITNESSES:                                       "IMSG""
                                                 INSURANCE MANAGEMENT
/s/ Kyle C. Reynolds                                 SOLUTIONS  GROUP, INC.
-----------------------------
                                                 By: /s/ Jeffrey S. Bragg
/s/ Erica Rudin                                     ---------------------------
-----------------------------
                                                 As Its:  COO
                                                        -----------------------
                                                 Date      4-8-98
                                                     --------------------------